Sub-Item 77Q1:  Exhibits

(a) Copies of any material amendments to the registrant's charter or bylaws:

(a.1.)  Articles Supplementary dated July 14, 2011 filed as Exhibit Item 28 a.(vi) - incorporated herein by reference to the SEC filing on December 15, 2011 under Conformed Submission Type 485(a) for The Hartford Mutual Funds, Inc., CIK 0001006415, accession number 0001104659-11-069648

(a.2.) Articles of Amendment dated July 14, 2011 filed as Exhibit Item 28 a.(vii) - incorporated herein by reference to the SEC filing on December 15, 2011 under Conformed Submission Type 485(a) for The Hartford Mutual Funds, Inc., CIK 0001006415, accession number 0001104659-11-069648

(a.3.) Articles of Amendment dated August 8, 2011 filed as Exhibit 28 a.(viii) - incorporated herein by reference to the SEC filing on December 15, 2011 under Conformed Submission Type 485(a) for The Hartford Mutual Funds, Inc., CIK 0001006415, accession number 0001104659-11-069648

(a.4) Articles Supplementary dated August 10, 2011 filed as Exhibit 28 a.(ix) - incorporated herein by reference to the SEC filing on December 15, 2011 under Conformed Submission Type 485(a) for The Hartford Mutual Funds, Inc., CIK 0001006415, accession number 0001104659-11-069648